EXHIBIT 5.1
                      OPINION OF ABRAHAMS KASLOW & CASSMAN



                                  May 11, 1999




SITEL Corporation
111 South Calvert Street, Suite 1900
Baltimore, Maryland 21202


Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by SITEL Corporation (the "Company") with the Securities and Exchange Commission in connection with the registration of 7,000,000 shares of the Common Stock, $.001 par value per share, of the Company (the "Shares") under the Securities Act of 1933, as amended.

         We also have examined the SITEL Corporation 1999 Stock Incentive Plan (the "Incentive Plan") and such corporate records, certificates and other documents as we deemed relevant and appropriate.

         It is our opinion that,  when sold in accordance  with the terms of the
Incentive   Plan,   the  Shares   will  be  legally   issued,   fully  paid  and
non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in Item 5 of the Registration Statement.

                                                     Very truly yours,



                                                     ABRAHAMS, KASLOW & CASSMAN

                                       23